IONIC FUEL                      [GRAPHIC OMITTED]                   NEWS RELEASE
TECHNOLOGY
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                                  For further information, please contact:

                                  North America
                                      Barry Morris
                                      Morris Capital Markets Communications, LLC
                                      (212)-332-7890

                                  Europe
                                      Tony Garner
                                      Ionic Fuel Technology
                                      011-44-126-849-1409

FOR IMMEDIATE RELEASE:

                      Ionic Fuel Technology, Inc. Announces
             Increasing Revenues From Engineering Services Division

      Engineering Contracts Signed with British Steel and Vauxhall Motors

         Conoco Places Rental Order and Scottish Distilleries Increase
                         Application of IFT Technology

      Essex, England (July 19, 1999) ... Ionic Fuel Technology, Inc. (OTC BB; IFTI; BSE; IFU) announced today its recently created Engineering Services Division is producing significant revenues. British Steel (NYSE; BST) engaged the Company to evaluate the process ovens and incineration equipment used to coat steel coils at one of British Steel's facilities in the United Kingdom. Based on the evaluation results, the Company will recommend specific solutions to reduce and control toxic emissions and optimize energy consumption.

      Vauxhall Motors, a subsidiary of General Motors (NYSE; GM), retained the Company to redesign the oil system used on four boilers located at Vauxhall's Cheshire plant in the United Kingdom. Ionic Fuel Technology reconfigured the boiler fuel system to operate on diesel oil as a secondary fuel rather than heavy oil, thereby increasing efficiency and reducing toxic emission. As result of this

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success, Vauxhall entered into an additional contract with the Company to provide on-going servicing and maintenance for the boilers.

      The value of the British Steel and Vauxhall Motors contracts amounted to approximately $125,000 during the third and fourth fiscal quarters of 1999.

      Mr. Brian Schofield, vice president of sales and marketing, stated, "We are very pleased with the early results from our Engineering Services Division. Ionic can now provide value added services for our clients and identify cost effective solutions to increase combustion efficiency and reduce harmful emissions. We are confident the engineering consulting activities will provide additional future revenue growth."

      Conoco, Inc. (NYSE: COC) placed a rental order for evaluation of an "IFT System" on a Foster Wheeler 250,000 lbs/hr water tube boiler fueled by refinery gas located at Conoco's Humber Refinery. Installation is planned for the end of July and evaluation of the benefits is expected to be completed during August.

      The Company also increased its presence among Scottish Distillery companies. Following the successful application of the "IFT System" at Whitbread Brewery and Interbrew, "IFT Systems" were purchased by Chivas Longmorn and North British Distillers for total value of $53,000.

      "Four distillery companies control over 80 percent of the Scottish distillery market and with over 50 distilleries in Scotland, the potential for the Company is significant", stated Mr. Anthony J. S. Garner, president and chief executive officer.

      Separately, the Company announced it extended the expiration date of Series B Warrants (OTC BB: IFTIZ) from July 28, 1999 to June 30, 2000.

      Forward-looking statements made in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainties including without limitation risks in technology

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developments, risks in product development and market acceptance of and demand for the Company's products, risks associated with foreign sales and other risks detailed in the Company's filings with the Securities and Exchange Commission.

      Ionic Fuel Technology, Inc. is an environmental and combustion technology company engaged in reducing harmful combustion emissions, increasing fuel efficiency and reducing combustion related maintenance costs. The Company designs and assembles its proprietary "IFT System" at its offices and manufacturing facility in Laindon, Essex, England. The "IFT System" is marketed in the United Kingdom, Europe and the United States.

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